Exhibit 99.1

YRC WORLDWIDE INC.

Summary Restructuring Term Sheet

November 1, 2009

This term sheet (the “Term Sheet”) summarizing the principal terms of a potential restructuring (the “Restructuring”) of the Company (as defined below) is not intended to be legally binding or a comprehensive list of all relevant terms and conditions of the potential transaction described herein. This Term Sheet shall not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein. An exchange offer will only be made pursuant to exchange offer documents, including filing a Registration Statement on Form S-4, a Schedule TO containing a prospectus and a tender offer statement, that are to be made available to the holders of the Notes and Old CoCo Notes and filed with the Securities and Exchange Commission. Furthermore, nothing herein constitutes a commitment to lend funds to the Company or to negotiate, agree to or otherwise engage in, the Restructuring. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to due diligence concerning the Company’s business, operations (foreign and domestic), financial condition, customer arrangements, capital expenditures and other related matters, and to the negotiation, execution and delivery of mutually acceptable definitive documentation. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Company:	YRC Worldwide Inc. (“YRCW”) and certain of its subsidiaries which include YRC Regional Transportation, Inc. (together with YRCW, the “Company”).

Noteholders:	The entities (the “Noteholders”) that are the beneficial holders of (i) 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “5% Net Share Settled Notes”), (ii) 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “3.375% Net Share Settled Notes” and together with the 5% Net Share Settled Notes, the “Coco Notes”), (iii) 8 1/2% Guaranteed Notes due April 15, 2010 (the “8 1/2% Notes” and together with the Coco Notes, the “Notes”), and (iv) the 5.0% Contingent Convertible Senior Notes due 2023 and the 3.375% Contingent Convertible Senior Notes due 2023 which are referred to herein as the “Old 5% Notes” and the “Old 3.375% Notes,” respectively (collectively, the “Old Coco Notes”). The 5% Net Share Settled Notes and the Old 5% Notes are referred to herein as the 5% Notes. The 3.375% Net Share Settled Notes and the 3.375% Old Notes are referred to herein as the 3.375% Notes.

Exchange Offer and Consent Solicitation:	The Company will file with the U.S. Securities and Exchange Commission an offer to exchange the Notes and Old CoCo Notes (the “Exchange Offer”) for a number of shares of the YRCW’s common stock (the “Common Stock”) and Class A Convertible Preferred Stock with the terms set forth in Annex A (the “Preferred Stock”) that in the aggregate would represent 95% of the issued and outstanding

Common Stock (on an as-if converted basis) immediately after giving effect to the Exchange Offer (but prior to dilution related to Common Stock issued pursuant options to be issued to employees pursuant to Section 11 of the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 (the “Job Security Plan”), between employees represented by the International Brotherhood of Teamsters and certain subsidiaries of the Company (the “Union Options”) and any options to purchase Common Stock, rights to receive Common Stock or Common Stock to be issued to management, directors and other employees (the “Company Equity”) pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan (or any replacement thereof, the “Equity Plan”) as approved after the Exchange Offer by YRCW’s then existing Board of Directors (or a duly constituted compensation committee thereof), in each case described below). The allocation of shares of Common Stock and Preferred Stock among the Notes and Old CoCo Notes shall be based on the percentage of principal amount of the Notes and Old CoCo Notes as set forth in Annex B. Share amounts and percentages discussed in this term sheet disregard out of the money options and restricted stock units issued prior to the date of this term sheet. During the Exchange Offer and prior to the first shareholder vote, the Company shall not issue additional options.

The Exchange Offer will have the terms and conditions as outlined in this Term Sheet. Concurrently with the Exchange Offer, the Company will undertake a consent solicitation in which it will seek consents from the tendering holders of the Notes and the Old Coco Notes to amend (i) the indentures, by and between YRCW and Deutsche Bank Trust Company Americas, as trustee (the “Coco Trustee”), (A) dated as of December 31, 2004, pursuant to which the 5% Net Share Settled Notes were issued, (B) dated as of December 31, 2004, pursuant to which the 3.375% Net Share Settled Notes were issued, (C) dated as of November 25, 2003, pursuant to which the Old 3.375% Notes were issued and (D) dated as of August 8, 2003, pursuant to which the Old 5% Notes were issued (collectively, the “Coco Indentures”) and (ii) the indenture, dated as of May 5, 1999, by and between YRC Regional Transportation, Inc. (formerly USFreightways Corporation) and The Bank of New York Mellon Trust Company (as successor-in-interest to NBD Bank), as trustee (the “8 1/2% Trustee”), pursuant to which the 8 1/2% Notes were issued (collectively with the Coco Indentures, the “Indentures”), to remove substantially all of the restrictive covenants, certain events of defaults and, as applicable, all existing “put rights” from the Indentures.

Existing Credit Agreement:	The consummation of the Exchange Offer will be conditioned on, among the other things as set forth herein, compliance with the terms of the Credit Agreement, dated as of August 17, 2007, by and among YRCW, the Canadian Borrower and the UK Borrower (together with YRCW, the “Borrowers”), the financial institutions listed on the signature pages thereof (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative

Agent”), as amended through those amendments numbered 1 through 12, and as may be amended in the future, provided that such future amendments, taken as a whole, may not be adverse to the Noteholders (collectively and as so amended, the “Credit Agreement”), and the Exchange Offer and the other transactions contemplated thereby shall not cause any default or event of default under the Credit Agreement that has not been otherwise waived by the Lenders.

Teamsters Deal:

The Second Amended and Restated Job Security Plan by and among YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and the Teamsters National Freight Industry Negotiating Committee (the “TNFINC”) of the International Brotherhood of Teamsters (the “IBT”), as set forth in that certain Memorandum of Understanding, dated July 2009, without giving effect to any amendment, restatement, supplement or any other modification after such date (the “MOU”), shall have been ratified by the members in accordance with its terms and shall remain in full force and effect, and furthermore, any amendment, taken as a whole, to the MOU after the date hereof may not be adverse to the Noteholders.

Following the receipt of the Shareholders Approval (as defined below), YRCW will issue the Union Options, which will represent 20% of its fully diluted Common Stock (before giving effect to the Equity Plan (as defined below)) and will have a strike price based on the implied equity value of the Company represented by the obligations under the Notes and Old CoCo Notes being exchanged divided by the amount of YRCW’s common stock on a fully diluted basis that will be held by the Noteholders following the issuance of the Union Options and the implementation of the Equity Plan (i.e., the Union Options will strike after the value of the Noteholders’ Common Stock equals the aggregate par value plus accrued interest of the 5% Notes, the 3.375% Notes and the 8 1/2% Notes).

Minimum Tender Conditions:	The Exchange Offer will be conditioned upon holders of not less than 95% in collective aggregate principal amount of the 5% Notes, the 3.375% Notes and the 8 1/2% Notes having been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer (collectively, the “Minimum Conditions”). The Company shall not modify or waive the Minimum Conditions without providing holders of previously tendered notes with withdrawal rights.

Other Material Conditions:

The Exchange Offer will have other customary conditions, including:

•        the Company having obtained all required governmental approvals required for the consummation of the Exchange Offer;

•        the Registration Statement relating to the Exchange Offer having been declared effective under the Securities Act of 1933, as amended, and not subject to any stop order suspending its effectiveness or any proceedings seeking a stop order;

•        there shall not have been instituted or threatened or be pending any action, proceeding or investigation (whether formal or informal), and there shall not have been any material adverse development to any action or proceeding currently instituted, threatened or pending, before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer or the consent solicitation that, in our sole judgment, (a) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of any exchange offer or consent solicitation or (c) would materially impair the contemplated benefits to us of any exchange offer or consent solicitation;

•        no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of any exchange offer or consent solicitation or (b) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects; and

•        the trustee (or persons performing a similar function) under the Indentures shall not have objected in any respect to or taken action that could, in our sole judgment, adversely affect the consummation of any exchange offer or consent solicitation (including in respect of the proposed amendments to the Indentures) and shall not have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of any exchange offer, the solicitation of consents, or the acceptance of, or payment for, some or all of the applicable series of Notes or Old CoCo Notes pursuant to any exchange offer.

Existing Equity:	All holders of outstanding Common Stock or securities convertible or exchangeable for Common Stock will be diluted by the Common Stock issued to the holders of the Notes and the Old Coco Notes in the Exchange Offer. The Company will use its reasonable best efforts to promptly obtain shareholder approval of an amendment to the YRCW’s certificate of incorporation to increase the amount of authorized shares of Common Stock, approve the Equity Plan and effect a reverse stock split (the “Shareholders’ Approval”). The amendments to the certificate of incorporation will authorize only those additional amount of shares necessary for (a) the conversion of the Preferred Shares, (b) the Union Options, (c) the shares authorized for issuance under the Equity Plan and shares to be issued pursuant to currently outstanding options and other convertible securities and (d) additional shares equal to up to 25% of the total issued and outstanding shares following the consummation of the transactions contemplated hereby, in each case adjusted for the reverse stock split. Following the launch of the Exchange Offer, YRCW shall file with the SEC a preliminary proxy statement relating to the special meeting of its shareholders to be called as soon as practicable, but in no event later than 60 days, following the consummation of the Exchange Offer, but with a record date on the date of issuance of the shares of Common Stock in the Exchange Offer, to obtain the Shareholders’ Approval. If the Shareholders’ Approval is not obtained at the special meeting of shareholders, unless a request is received by the Company in writing from the holders of not less than 50% of the aggregate amount of shares of Preferred Stock then outstanding to have a second shareholder’s meeting to obtain the Shareholders’ Approval, the Company will use reasonable best efforts to promptly obtain shareholder approval of, and will promptly consummate upon obtaining such shareholder approval, a merger of YRCW into a wholly owned subsidiary, the result of such merger would have the same effect as the transactions contemplated by the Shareholders’ Approval (and for purposes of this term sheet, the items conditioned upon the Shareholder’s Approval shall occur upon the effectiveness of the merger) (the “Merger”).

Management Options:	Following the receipt of the Shareholders’ Approval, the Company will issue Company Equity to management, directors and other employees pursuant to the Equity Plan over three to four years, which will represent 5% of the Company’s fully diluted Common Stock (giving effect to the issuance of the Union Options).

Releases:	On the Effective Date, the Company and each holder participating in the Exchange Offer shall exchange standard and customary mutual releases in favor of each other and their respective former and current directors and officers, employees, agents, managers, financial advisors, attorneys, equity holders, partners, affiliates and representatives (in their respective capacities as such and in no other capacity) and their respective properties, from all liability based upon any act or omission related to service with, for, or on behalf of, and any and all transactions with, the Company or its affiliates through and including the Effective Date, and the Noteholders shall waive any appraisal rights resulting from the merger.

Corporate Governance:	On the Effective Date, seven existing directors will resign, and the Board of Directors shall appoint to the vacant position seven new directors to serve until the next annual meeting of the Company’s stockholders. Four of the new directors will be chosen by the Company from a group of six potential nominees put forth by the Noteholders. Three of the new directors will be chosen by the Company in consultation with the Noteholders and subject to approval by the Noteholders; provided that if the Noteholders do not approve the three directors to be so nominated by the Effective Date, two of the directors that would have been so nominated will be chosen from a group of five potential nominees put forth by the Noteholders and the Company shall be entitled to appoint one of the directors that would have been so nominated. The further mechanics by which the Noteholders will choose their nominees will be provided to the Company prior to the initial filing of the S-4. The International Brotherhood of Teamsters, pursuant to Section 28 of the Job Security Plan, shall have the right to nominate one of the nine directors.

Reimbursable Expenses:	The Company shall pay the reasonable and documented out-of-pocket fees and expenses incurred by the Noteholders (collectively, the “Reimbursable Expenses”), including without limitation, the reasonable fees and expenses of their financial advisors and legal counsel in connection with the due diligence, drafting, negotiation, prosecution, defense or implementation of the Restructuring, this Term Sheet, and any and all agreements and other documents ancillary hereto or thereto (collectively, the “Restructuring Documents”).

Annex A

Preferred and Common Stock Terms

Offering Amount:

5,000,000 shares of Preferred Stock in an aggregate face amount of $250.0 million and the maximum amount shares of Common Stock permitted to be issued by the Company under the Delaware General Corporate Law which the Company current anticipates will not be less than 42,000,000.

Closing of Issuance:	Upon the consummation of the Exchange Offer (i.e., on the Effective Date).

Liquidation Preference:

$50.0 per share, as may be increased as set forth in the “Dividends” section below (the “Liquidation Preference”). Whether the Liquidation Preference will increase following an injunction that significantly delays the Merger is to be determined by the Noteholders and the Company.

Pre-exchange shares outstanding:	60,164,231 shares of Common Stock issued and outstanding as of October 30, 2009.

Post-exchange shares outstanding

60,164,231 shares of Common Stock held by pre-exchange shareholders and approximately 42,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock held by Noteholders. The Noteholders would hold 95% of the shares of Common Stock on an as converted basis.

Conversion:

The Preferred Stock will not be convertible into Common Stock until the Stockholders’ Approval is received. Upon receipt of the Stockholders’ Approval, based on the shares outstanding as of October 30, 2009 each share of Preferred Stock will automatically convert into shares of Common Stock, at a rate equal to 220.22 shares of Common Stock per $50.0 of Liquidation Preference of the Preferred Stock (representing an initial conversion price of $0.227 per share) (the conversion price, subject to anti-dilution adjustment as set forth below, the “Conversion Price”). Notwithstanding the foregoing, to the extent such conversion would result in a Noteholder holding more than 9.9% of the issued and outstanding Common Stock of the Company, such Noteholder’s shares of Preferred Stock shall only convert on such date (and automatically from time to time after such date) in such a manner as will result in such Noteholder holding not more than 9.9% of the issued and outstanding Common Stock.

Mandatory Conversion:

All shares of Preferred Stock outstanding on the date that is eighteen months following the date on which the Shareholders’ Approval is received shall automatically convert into Common Stock at the Conversion Price.

Dividends:

The Preferred Stock will not accrue dividends until and unless the date on which the holders of Common Stock vote to reject the proposal to increase the amount of authorized shares of Common Stock at the first meeting of shareholders upon which such matter is submitted for a vote (the “Dividend Accrual Date”) or otherwise on the 60th day following the closing of the Exchange Offer if the Shareholder Approval has not been obtained by such date. Beginning on and following such Dividend Accrual Date and ending on the earlier of (i) such date on which the

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holders of Common Stock vote to approve such increase in authorized shares of Common Stock, (ii) the date upon which the Merger becomes effective and (iii) the date upon which the aggregate Liquidation Preference for the Preferred Stock has increased such that the amount of Common Stock into which such Preferred Stock is convertible, plus the Common Stock issued to the Noteholders in the Exchange Offer, would have equaled 97% of the outstanding Common Stock of the Company on an as-if converted basis immediately following the consummation of the Exchange Offer, the Preferred Stock shall accrue cumulative dividends on its Liquidation Preference at an annual rate of 20.00%, which shall be added to the Liquidation Preference of such Preferred Stock on a quarterly basis.

Voting Rights:	Holders of the Preferred Stock will vote with the Common Stock on an as-converted basis.

Participation:

The Preferred Stock will include the following participation features:

(i)      in the event a cash dividend is declared on the Common Stock, the holders of the Preferred Stock will participate on an as-converted basis and

(ii)     in the event of a liquidation, each holder of Preferred Stock shall be entitled to receive the greater of

(a)     the aggregate Liquidation Preference of its shares of Preferred Stock plus any accrued but unpaid dividends thereon and

(b)     the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each of its shares of Preferred Stock.

; provided that following the date of the receipt of the Shareholders’ Approval, shares of Preferred Stock that remain outstanding shall only be entitled to receive the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each of its shares of Preferred Stock.

Anti-Dilution Adjustments:

The Conversion Price will be subject to customary anti-dilution adjustments including, among other things:

•        issuances of shares of Common Stock as a dividend or distribution on shares of the Common Stock, to the extent the holders of Preferred Stock are not entitled to receive such dividends or distributions, and share splits or share combinations;

•        distributions to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase shares of Common Stock at a price per share less than fair market value, to the extent the holders of the Preferred Stock are not entitled to subscribe for or purchase such shares; and

•        distributions of shares of capital stock, evidences of indebtedness or other assets or property to all or substantially all holders of the Common Stock and certain spin-off transactions, to the extent the holders of the Preferred Stock are not entitled to participate in the distribution or spin-off transaction pursuant to its participation rights.

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Additional Voting Rights:

Holders of a majority of the Preferred Stock then outstanding, voting as a separate class, must approve (except with respect to the Shareholders’ Approval and the Merger):

•        any amendment to the YRCW’s certificate of incorporation or bylaws that would adversely affect the rights of the holders of the Preferred Stock;

•        any amendment, alteration or change to the rights, preferences and privileges of the Preferred Stock;

•        any declaration of, or payment in respect of, any dividend or other distribution upon, in each case prior to the date on which the Shareholders’ Approval is received, any shares of capital stock ranking equally to the Preferred Stock (“Parity Stock”) or junior to the Preferred Stock, including the Common Stock (“Junior Stock”);

•        any redemption, repurchase or acquisition, in each case prior to the date on which the Shareholders’ Approval is received, of any Parity Stock, Junior Stock or any capital stock of any of the Company’s subsidiaries (subject to customary exceptions); and

•        the authorization of, issuance of, or reclassification into, in each case prior to the date on which the Shareholders’ Approval is received, Parity Stock (including additional shares of Preferred Stock), capital stock that would rank senior to the Preferred Stock or debt securities convertible into capital stock.

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ANNEX B

SUMMARY OFFERING TABLE

Title of Notes and Old CoCo Notes to be Tendered	Issuer	Shares allocated pro rata based on the sum of (i) the below percentage weighting of principal amount claims and (ii) 100% of accrued interest
Old 3.375% Notes	YRC Worldwide Inc.	97%
3.375% Net Share Settled Notes	YRC Worldwide Inc.	97%
Old 5% Notes	YRC Worldwide Inc.	100%
5% Net Share Settled Notes	YRC Worldwide Inc.	100%
8 1/2% Notes	YRC Regional Transportation, Inc.	103%

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